Exhibit 10.1

Global ePoint, Inc.

Shares of Series B Convertible Preferred Stock and Common Stock Warrants

SUBSCRIPTION AGREEMENT

May 16, 2005

M.A.G. Capital, LLC

Mercator Momentum Fund, LP

Mercator Momentum Fund III, LP

Monarch Pointe Fund, Ltd.

555 South Flower Street, Suite 4200

Los Angeles, California 90071

Ladies and Gentlemen:

Global ePoint, Inc., a Nevada corporation (the “Company”), hereby confirms its agreement with Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Monarch Pointe Fund, Ltd. (collectively, the “Purchasers”) and M.A.G. CAPITAL, LLC (“MAG”), as set forth below.

1. The Securities. Subject to the terms and conditions herein contained, the Company shall issue and sell to the Purchasers and the Purchasers shall purchase from the Company, an aggregate of: (a) Fifteen Thousand (15,000) shares of its Series B Convertible Preferred Stock (the “Series B Stock”), which shall be convertible into shares (the “Conversion Shares”) of the Company’s Common Stock (the “Common Stock”) in accordance with the formula set forth in the Certificate of Designation further described below and (b) Two Hundred Sixty-Seven Thousand Eight Hundred Fifty-Seven (267,857) warrants, substantially in the form attached hereto at Exhibit A (the “Warrants”), to acquire up to Two Hundred Sixty-Seven Thousand Eight Hundred Fifty-Seven (267,857) shares of Common Stock (the “Warrant Shares”). The rights, preferences and privileges of the Series B Stock are as set forth in the Certificate of Designation of Series B Preferred Stock as filed with the Secretary of State of the State of Nevada (the “Certificate of Designation”) in the form attached hereto as Exhibit B. The number of Conversion Shares and Warrant Shares that any Purchaser may acquire at any time are subject to limitation in the Certificate of Designation and in the Warrants, respectively, so that the aggregate number of shares of Common Stock of which such Purchaser and all persons affiliated with such Purchaser have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) does not at any time exceed 9.99% of the Company’s then outstanding Common Stock.

The Series B Stock and the Warrants sold pursuant to this Agreement are sometimes herein collectively referred to as the “Securities.” This Agreement, the Certificate of Designation, Registration Rights Agreement and the Warrant Agreements are sometimes herein collectively referred to as the “Transaction Documents.”

The Securities will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, the “Securities Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company has made available (including electronically via the SEC’s EDGAR system) to the Purchasers its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) through the Closing Date. These reports, forms, schedules, statements, documents, filings and amendments, are collectively referred to as the “Disclosure Documents.” All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents.

The offer and sale of the Series B Stock pursuant to this Agreement is part of an offering by the Company of up to 55,000 shares of Series B Stock. The Purchasers acknowledge that the Company may be conducting additional sales of Series B Stock on the same terms and conditions set forth herein and nothing in the Transaction Documents shall restrict the Company’s right to do so.

2. Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule (the “Disclosure Schedule”) delivered by the Company to the Purchasers on the Closing Date (as defined in Section 3 below), the Company represents and warrants to and agrees with the Purchasers and MAG as follows:

(a) The Disclosure Documents as of the respective dates they were filed with the SEC did not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed complied, at the time of filing, in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.

(b) Schedule A attached hereto sets forth a complete list of the subsidiaries of the Company (the “Subsidiaries”). Each of the Company and its Subsidiaries has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”);

as of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in on Schedule B attached hereto (the “Company Capitalization”); except as set forth in the Disclosure Documents or on Schedule A, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or “Blue Sky” laws) or voting; except as set forth in the Disclosure Documents, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company; except as set forth on Schedule B or in the Disclosure Documents, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and except as set forth in the Disclosure Documents or on Schedule C, there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership, registration or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company’s or any Subsidiary’s affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents.

(c) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. Each of the Transaction Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

(d) The Series B Stock and the Warrants have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and non-assessable. The Conversion Shares issuable have been duly authorized and validly reserved for issuance, and when issued upon conversion of the Series B Stock in accordance with the terms of the Certificate of Designation, will have been validly issued, fully paid and non-assessable. The Warrant Shares have been duly authorized and validly reserved for issuance, and when issued upon exercise of the Warrants in accordance with the terms thereof, will have been validly issued, fully paid and non-assessable. The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents. Except as set forth on Schedule C, the stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.

(e) No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required, or (iii) the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect.

(f) Except as set forth on Schedule D, none of the Company or the Subsidiaries is (i) in material violation of its articles of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as described in the Disclosure Documents, in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

(g) The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the articles of incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries; which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

(h) The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders’ equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim un-audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial and statistical data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and each of the auditors previously engaged by the Company or to be engaged in the future by the Company is an independent certified public accountant as required by the Securities Act for an offering registered thereunder.

(i) Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Transaction Documents.

(j) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their businesses as described in the Disclosure Documents. None of the Company or the Subsidiaries has received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(k) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(l) Subsequent to the respective dates as of which information is given in the Disclosure Documents or as set forth on Schedule C, and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business or (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of capital stock by the Company), (iii) there has not been any material increase in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any event or condition, individually or in the aggregate, that has a Material Adverse Effect, and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

(m) There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents or as set forth on Schedule C. Except as described in the Disclosure Documents, none of the Company or the Subsidiaries is in default under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(n) Each of the Company and the Subsidiaries has good and marketable title to all real property described in the Disclosure Documents as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents or such as would not, individually or in the aggregate, have a Material Adverse Effect. All material leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

(o) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

(p) None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q) None of the Company or the Subsidiaries or, to their knowledge, any of such entities’ directors, officers, employees, agents or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in the stabilization or manipulation of the price of the Common Stock.

(r) None of the Company, the Subsidiaries or, to their knowledge, any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising

(as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or engaged in any other conduct that would cause such offering to be constitute a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

(s) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(t) Each of the Company and the Subsidiaries carries general liability insurance coverage comparable to other companies of its size and similar business.

(u) Each of the Company and the Subsidiaries maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, and (C) access to its material assets is permitted only in accordance with management’s authorization and (D) the values and amounts reported for its material assets are compared with its existing assets at reasonable intervals.

(v) Except as set forth in Section 3(c) or on Schedule C, the Company does not know of any claims for services, either in the nature of a finder’s fee or financial advisory fee, with respect to the offering of the Securities and the transactions contemplated by the Transaction Documents.

(w) The Common Stock is traded on the NASDAQ Small Cap (the “NASDAQ Small Cap”). Except as described in the Disclosure Documents, the Company currently is not in violation of, and the consummation of the transactions contemplated by the Transaction Documents will not violate, any rule of the National Association of Securities Dealers.

(x) The Company is eligible to use SB-2 for the resale of the Conversion Shares and the Warrant Shares by the Purchaser or their transferees and the Warrant Shares by the Purchasers, MAG or their transferees. The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Conversion Shares and the Warrant Shares under the securities or “blue sky” laws of any jurisdiction within the United States.

(y) Set forth on Schedule E is the Company’s intended use of the proceeds from this transaction.

(z) Except as set forth on Schedule F, none of the officers or directors of the Company (i) has been convicted of any crime (other than traffic violations or misdemeanors not involving fraud) or is currently under investigation or indictment for any such crime, (ii) has been found by a court or governmental agency to have violated any securities or commodities law or to have committed fraud or is currently a party to any legal proceeding in which either is alleged, (iii) has been the subject of a proceeding under the bankruptcy laws or any similar state laws, or (iv) has been an officer, director, general partner, or managing member of an entity which has been the subject of such a proceeding.

3. Purchase, Sale and Delivery of the Securities.

(a) Issuance of Series B Stock and Warrants. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the shares of Series B Stock, at the purchase price of $100.00 per share (“Purchase Price”), in the amount attributed to the Purchaser on the signature page hereto. In connection with the purchase and sale of Series B Stock, for no additional consideration, the Company shall issue to each Purchaser and MAG Warrants, each warrant entitling the holder to purchase one share of Common Stock, subject to adjustment as set forth in the form of Warrant attached hereto as Exhibit A, in the amounts attributed to each Purchaser and MAG on the signature page hereto.

(b) Closing. The closing of the transactions described herein (the “Closing”) shall take place at a time and on a date (the “Closing Date”) to be specified by the parties, which will be no later than 5:00 p.m. (Pacific time) on May 16, 2005. On the Closing Date, the Company shall deliver (a) certificates in definitive form for the Series B Stock in the names and amounts set forth on the signature page hereto, (b) Warrants, in the names and amounts set forth on the signature page hereto, (c) the Subscription Agreement, Certificate of Designation and Registration Rights Agreement, each duly executed on behalf of the Company, and (d) the Opinion of Counsel in the form attached hereto as Exhibit C. On the Closing Date, the Purchasers shall deliver (i) the Purchase Price of $ 100.00 per share of Series B Stock by wire transfer of immediately available funds to an account designated by the Company, and (ii) the Subscription Agreement and Registration Rights Agreement, each duly executed on behalf of the Purchasers and MAG. The Closing will occur when all documents and instruments necessary or appropriate to effect the transactions contemplated herein are exchanged by the parties and all actions taken at the Closing will be deemed to be taken simultaneously.

(c) Due Diligence Fees and Expenses. The Company shall reimburse (i) each Purchaser or its designee for its due diligence in the amount of three percent (3%) of the Purchase Price paid by the Purchaser (“Due Diligence Fees”), and (ii) MAG for its legal fees in the amount of $10,000.

4. Certain Covenants of the Company. The Company covenants and agrees with each Purchaser as follows:

(a) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(b) The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust,

closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

(c) None of the proceeds of the Series B Stock will be used to reduce or retire any insider note or convertible debt held by an officer or director of the Company.

(d) Subject to Section 8 of this Agreement, the Conversion Shares and the Warrant Shares will be listed for trading on the NASDAQ Small Cap, or such market on which the Company’s shares are subsequently listed or traded, immediately following the effectiveness of the Registration Statement.

(e) The Company will use best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents and to satisfy all conditions precedent on its part to the obligations of the Purchasers to purchase and accept delivery of the Securities.

5. Conditions of the Purchasers’ Obligations. The obligation of each Purchaser to purchase and pay for the Securities is subject to the following conditions unless waived in writing by the Purchaser:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company’s knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Securities or any Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the Disclosure Documents.

(c) The Purchasers shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect of paragraphs 5(a) and (b) have been duly satisfied.

(d) The Purchasers shall have received an opinion of Preston Gates & Ellis LLP with respect to the authorization of the Series B Stock, the Conversion Shares, the Warrants and the Warrant Shares and other customary matters in the form attached hereto as Exhibit C.

(e) The Company enters into a letter of intent for the acquisition of Astrophysics, Inc., a copy of which has been provided to the Purchasers prior to the Closing.

6. Representations and Warranties of the Purchasers.

(a) Each Purchaser and MAG represents and warrants to the Company that the Securities to be acquired by it hereunder (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) are being acquired for its own account for investment and with no intention of distributing or reselling such Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State. Nothing in this Agreement, however, shall prejudice or otherwise limit a Purchaser’s right to sell or otherwise dispose of all or any part of such Conversion Shares or Warrant Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any Person with respect to any of the Securities.

(b) Each Purchaser and MAG understands that the Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Each Purchaser and MAG agrees to the imprinting, so long as appropriate, of the following legend on the Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be):

The shares of stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred (“transferred”) in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

The legend set forth above may be removed if and when the Conversion Shares or the Warrant Shares, as the case may be, are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act. The Series B Stock, the Warrants, the Conversion Shares and the Warrant Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide each Purchaser, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable. Each Purchaser agrees that, in connection with any transfer of the Conversion Shares or the Warrant Shares by it pursuant to an effective registration statement under the Securities Act, the Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Series B Stock, the Warrants, the Conversion Shares or the Warrant Shares.

(c) Each Purchaser and MAG is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. Neither Purchaser nor MAG learned of the opportunity to acquire Securities or any other security issuable by the Company through any form of general advertising or public solicitation.

(d) Each Purchaser and MAG represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(e) Purchaser represents and warrants to the Company that (i) the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to it; and (iii) the purchase of the Securities to be purchased by it does not impose any penalty or other onerous condition on the Purchaser under or pursuant to any applicable law or governmental regulation.

(f) Each Purchaser and MAG represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, partners, members, controlling persons or shareholders holding 5% or more of the Common Stock outstanding on the Closing Date, has taken or will take, directly or indirectly, any actions designed, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock.

(g) Each Purchaser and MAG acknowledges it or its representatives have reviewed the Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

(h) Each Purchaser and MAG represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to their inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party (“Third Party Reports”). Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(i) Each Purchaser and MAG understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company’s actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(j) Each Purchaser and MAG understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and the Purchaser hereby consents to such reliance.

(k) Covenants of Purchasers Not to Short Stock. Purchasers, on behalf of themselves and their affiliates, hereby covenants and agree not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” the securities of the Company, including, without limitation, shares of Common Stock that will be received as a result of the conversion of the Series B Stock or the exercise of the Warrants.

7. Termination.

(a) This Agreement may be terminated in the sole discretion of the Company by notice to each Purchaser if at the Closing Date:

(i) the representations and warranties made by any Purchaser in Section 6 are not true and correct in all material respects; or

(ii) as to the Company, the sale of the Securities hereunder (i) is prohibited or enjoined by any applicable law or governmental regulation or (ii) subjects the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or government regulation that would materially reduce the benefits to the Company of the sale of the Securities to such Purchaser, so long as such regulation, law or onerous condition was not in effect in such form at the date of this Agreement.

(b) This Agreement may be terminated by any Purchaser or MAG as to such party only by notice to the Company given in the event that the Company shall have failed, refused or been unable to satisfy all material conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, or if after the execution and delivery of this Agreement and immediately prior to the Closing Date, trading in securities of the Company on the NASDAQ Small Cap shall have been suspended.

(c) This Agreement may be terminated by mutual written consent of all parties.

8. Registration. Within 45 days after the Closing Date (the “Filing Due Date”), the Company shall prepare and file with the SEC a Registration Statement covering the resale of the maximum number of Conversion Shares issuable upon conversion of the Series B Stock and the Warrant Shares (collectively, the “Registrable Securities”), as set forth in the Registration Rights Agreement attached hereto as Exhibit D. Within 90 days after filing the Registration Statement (the “Effective Due Date”), such Registration Statement must be declared effective by the SEC. Notwithstanding the forgoing, in the event that the Company is unable to obtain audited financial statements from Astrophysics, Inc., for inclusion in the Registration Statement on or before 40 days after the Closing Date, then the Filing Due Date shall be 75 days after the Closing Date and the Effective Due Date shall be 100 days after the Registration Statement is filed with the SEC.

9. Event of Default. If an Event of Default (as defined below) occurs, the Purchasers and MAG shall have the right to exercise any or all of the rights given to the Purchasers and MAG relating to the Securities, as further described in the Certificate of Designation.

The Purchaser and MAG need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Purchaser and MAG may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Purchaser and MAG at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

An “Event of Default” shall include (a) the commencement by the Company of a voluntary case or proceeding under the bankruptcy laws, (b) the breach by Company of any of the covenants or representations made herein, or (c) the Company’s failure to: (i) discharge or stay a bankruptcy proceeding within 60 days of such action being taken against the Company, (ii) file the Registration Statement with the SEC on or before the Filing Due Date, (iii) have the Registration Statement deemed effective by the SEC on or before the Filing Due Date; (iv) maintain trading of the Company’s Common Stock on the NASDAQ Small Cap except for any periods when the stock is traded on the OTC BB, the NASDAQ National Stock Market, the AMEX or the NYSE, (v) pay the expenses and Due Diligence Fees referred to in Section 3(c) within three (3) days after the Closing; or (vi) deliver to Purchasers, or Purchasers’ broker, as directed, Common Stock that Purchasers have converted within three (3) business days of such conversions.

IN THE EVENT THAT THE COMPANY FAILS TO FILE THE REGISTRATION STATEMENT WITH THE SEC ON OR BEFORE THE FILING DUE DATE OR THE REGISTRATION STATEMENT IS NOT DEEMED EFFECTIVE BY THE SEC ON OR BEFORE THE EFFECTIVE DUE DATE, AS A REMEDY FOR SUCH AN EVENT OF DEFAULT, COMPANY SHALL PAY TO PURCHASERS, IN CASH, A TOTAL OF $3,333 FOR EACH DAY THAT THE REGISTRATION STATEMENT FILING IS DELAYED. THE CASH AMOUNT SHALL BE PAID TO THE PURCHASERS RATABLY BASED ON THEIR PROPORTIONAL SHARE OF THE TOTAL NUMBER OF SHARES OF SERIES B STOCK PURCHASED AT THE CLOSING. PURCHASERS AND COMPANY ACKNOWLEDGE AND AGREE THAT THEY HAVE MUTUALLY DISCUSSED THE IMPRACTICALITY AND EXTREME DIFFICULTY OF FIXING THE ACTUAL DAMAGES PURCHASER WOULD INCUR IN THE CASE OF SUCH AN EVENT OF DEFAULT, AND THAT AS A RESULT OF SUCH DISCUSSION THE PARTIES AGREE THAT $3,333 FOR EACH DAY THAT THE REGISTRATION STATEMENT FILING IS DELAYED REPRESENTS A REASONABLE ESTIMATE OF THE ACTUAL DAMAGES WHICH PURCHASERS WOULD INCUR IN THE CASE OF SUCH AN EVENT OF DEFAULT. PURCHASERS AND COMPANY SPECIFICALLY AND EXPRESSLY AGREE TO ABIDE BY THE TERMS AND PROVISIONS OF THIS PARAGRAPH CONCERNING LIQUIDATED DAMAGES.

10. Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to Purchaser or MAG, to the address set forth for such party on the signature page hereto.

Global ePoint, Inc.

339 South Cheryl Lane

City of Industry, CA 91789

Attention: Toresa Lou

Telephone No.: (909) 869-1688

Facsimile No.: (909) 598-2936

with a copy to:

Preston, Gates & Ellis LLP

1900 Main Street, Suite 600

Irvine, CA 92614-7319

Attn: Daniel K. Donahue

Telephone No.: (949) 253-0900

Facsimile No.: (949) 253-0902

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 3:00 p.m. on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 3:00 p.m. or on a date that is not a business day. Change of a party’s address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

11. Survival Clause. The respective representations, warranties, agreements and covenants of the Company and the Purchaser set forth in this Agreement shall survive until the first anniversary of the Closing.

12. Fees and Expenses. Within three (3) days of Closing, the Company agrees to pay to MAG the legal expenses incurred in connection with the preparation and negotiation of the Transaction Documents up to $10,000. Any amounts paid by Company upon execution of the Term Sheet will be credited against this amount.

13. Legal Fees. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

14. 8-K Filing and Press Releases. The Company shall file a Form 8-K with the SEC within 5 trading days after the Closing Date setting forth the general terms of the transaction. Neither party shall issue any press release relating to this transaction without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

15. Successors. This Agreement shall inure to the benefit of and be binding upon Purchasers, MAG and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other party.

16. No Waiver; Modifications in Writing. No failure or delay on the part of the Company, MAG or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, MAG or any Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company, MAG or any Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company, MAG and the Purchasers. Any amendment, supplement or modification each of the Company, MAG and the Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, MAG or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

17. Entire Agreement. This Agreement, together with Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

18. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

19. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT ONLY IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, CALIFORNIA AND HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

20. Counterparts. This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Mandatory Conversion. The Series B Stock shall be subject to mandatory conversion on the terms and conditions set forth in the Certificate of Designation.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Purchaser and MAG.

Very truly yours,

Global ePoint, Inc.

By:	/s/ TORESA LOU
Name:	Toresa Lou
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

M.A.G. CAPITAL, LLC

	By:	/s/ H. HARRY AHARONIAN
		Name:	H. Harry Aharonian
		Title:	Portfolio Manager

Purchase Price $-0-

Number of Shares of Series B Stock: -0-

Number of Warrants: 53,571

Address for Notice:

M.A.G. Capital, LLC 555 South Flower Street, Suite 4200 Los Angeles, California 90071 Facsimile No.: (213) 533-8285 Attn: David Firestone

With a copy to:	Sheppard, Mullin, Richter & Hampton LLP 333 South Hope Street, 48th Floor Los Angeles, California 90071 Facsimile: (213) 620-1398 David C. Ulich, Esq.

ACCEPTED AND AGREED:

MERCATOR MOMENTUM FUND, LP

	By:	M.A.G. Capital, LLC
	Its:	General Partner

	By:	/s/ H. HARRY AHARONIAN
		Name:	H. Harry Aharonian
		Title:	Portfolio Manager

Purchase Price $380,000

Number of Shares of Series B Stock: 3,800

Number of Warrants: 54,286

Address for Notice:

M.A.G. Capital, LLC 555 South Flower Street, Suite 4200 Los Angeles, California 90071 Facsimile No.: (213) 533-8285 Attn: David Firestone

With a copy to:	Sheppard, Mullin, Richter & Hampton LLP 333 South Hope Street, 48th Floor Los Angeles, California 90071 Facsimile: (213) 620-1398 David C. Ulich, Esq.

ACCEPTED AND AGREED:

MERCATOR MOMENTUM FUND III, LP

	By:	M.A.G. Capital, LLC
	Its:	General Partner

	By:	/s/ H. HARRY AHARONIAN
		Name:	H. Harry Aharonian
		Title:	Portfolio Manager

Purchase Price $240,000

Number of Shares of Series B Stock: 2,400

Number of Warrants: 34,286

Address for Notice:

M.A.G. Capital, LLC 555 South Flower Street, Suite 4200 Los Angeles, California 90071 Facsimile No.: (213) 533-8285 Attn: David Firestone

With a copy to:	Sheppard, Mullin, Richter & Hampton LLP 333 South Hope Street, 48th Floor Los Angeles, California 90071 Facsimile: (213) 620-1398 David C. Ulich, Esq.

ACCEPTED AND AGREED:

MONARCH POINTE FUND, LTD.

	By:	/s/ H. HARRY AHARONIAN
		Name:	H. Harry Aharonian
		Title:	Director

Purchase Price $880,000

Number of Shares of Series B Stock: 8,800

Number of Warrants: 125,714

Address for Notice:

M.A.G. Capital, LLC 555 South Flower Street, Suite 4200 Los Angeles, California 90071 Facsimile No.: (213) 533-8285 Attn: David Firestone

With a copy to:	Sheppard, Mullin, Richter & Hampton LLP 333 South Hope Street, 48th Floor Los Angeles, California 90071 Facsimile: (213) 620-1398 David C. Ulich, Esq.

Schedule A

Direct and Indirect Subsidiaries of Global ePoint, Inc.

1. The Company’s subsidiaries include Global Telephony, Inc., a Nevada corporation, Global Airworks, Inc., a California corporation, and McDigit, Inc., a California corporation.

2. The Company holds a convertible promissory note in the principal amount of $300,000 from Media Excel. The Company also holds 2,000,000 shares of common stock of ComCam, Inc.

Schedule B

Company Capitalization

1.	The Company has authorized 50,000,000 shares of Common Stock, $.03 par value, of which 12,452,885 shares are issued and outstanding.

2.	The Company has authorized 2,000,000 shares of Preferred Stock, of which 21,000 shares of Series A Convertible Preferred Stock are issued and outstanding and 55,000 shares of Preferred Stock have been designated as Series B Convertible Preferred Stock, a portion of which will be issued to the Purchasers and MAG at the Closing.

3.	The following securities have been issued by the Company:

Option Grants

	Total Options	Grant Date	Strike Price	Maturity Date
John Yuan	25,000	1/2/2005	$5.00	12/31/2010
Jongil Kim	20,000	1/2/2005	$5.00	12/31/2010
Dr. William Dolph	25,000	1/2/2005	$5.00	12/31/2010
Darrell Richardson	20,000	1/2/2005	$5.00	12/31/2010
Owen Lee Barnett	25,000	1/2/2005	$5.00	12/31/2010
Richard Bartol	15,000	1/2/2005	$5.00	12/31/2010
James D. Smith	20,000	1/2/2005	$5.00	12/31/2010
Lawrence Leong	20,000	1/2/2005	$5.00	12/31/2010
Jianshen Cai	5,000	4/1/2005	$3.00	3/31/2010
YaJun Li	3,000	4/1/2005	$3.00	3/31/2010
Jun Zhou	1,000	4/1/2005	$3.00	3/31/2010
Ji Ma	1,000	4/1/2005	$3.00	3/31/2010
Jian Liu	1,000	4/1/2005	$3.00	3/31/2010
JianHua Zhang	1,000	4/1/2005	$3.00	3/31/2010
Yang Xia	2,000	4/1/2005	$3.00	3/31/2010
YongLong Deng	1,000	4/1/2005	$3.00	3/31/2010
JinHui Fen	1,000	4/1/2005	$3.00	3/31/2010
Yan Lou	1,000	4/1/2005	$3.00	3/31/2010
David ChangChangHua	20,000	4/1/2005	$3.00	3/31/2010
YunFeng Lu	2,000	4/1/2005	$3.00	3/31/2010

Total Options granted	209,000

Schedule C

Other Arrangements

1.	The Company has entered into a Letter of Intent dated May 11, 2005 with Astrophysics, Inc,. a copy of which has been provided to the Purchasers and MAG, pursuant to which the Company proposes to: (i) acquire Astrophysics in consideration of the Company’s issuance of a control block of its common stock; (ii) cause the resignation of its current directors at the close of the Astrophysics acquisition in favor of a slate of directors appointed by Astrophysics; and (iii) and in connection with the Astrophysics acquisition, raise up to $30 million of additional capital through the sale of its equity securities. Pursuant to the Letter of Intent, the Company will pay Astrophysics a non-refundable deposit of $500,000, loan Astrophysics $500,000 and has agreed to loan Astrophysics an additional $5 million.

2.	The Company has granted to Iroquois Capital LP, Cranshire Capital, L.P, Omicron Master Trust, DKR Soundshore Oasis Holding Fund Ltd., Bluegrass Growth Fund LP and Bluegrass Growth Fund, Ltd. limited rights of first refusal to purchase the securities of the Company pursuant to Section 4.5(b) of the Securities Purchase Agreement dated December 19, 2004 between the Company and the aforementioned parties.

3.	The Company has agreed to pay to each Purchaser, or its designee, due diligence fees of up to three percent (3%) of the purchase price paid by such Purchaser for its Series B Stock. The Company is obligated to pay Ascendiant Securities, LLC a finder’s fee of three percent (3%) of the purchase price paid by the Purchasers for their purchase of Series B Stock.

Schedule D

Violations

None.

Schedule E

Use of Proceeds

Pursuant to the Letter of Intent with Astrophysics, Inc., the Company will pay Astrophysics a non-refundable deposit of $500,000 and loan Astrophysics an additional $500,000. The Company has agreed to pay finders fees of approximately $45,000 to Ascendiant Securities, LLC. The Company will pay approximately $55,000 of due diligence and legal fees to the Purchasers and MAG. The remaining funds will be used for general working capital purposes.

Schedule F

Criminal Records and Bankruptcies

None.

Exhibit A

Warrant

WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

Number of Shares:	Up to shares (subject to adjustment)

Warrant Price:	$3.50 per share [higher of $3.50 or Purchase Price]

Issuance Date:	May 23, 2005

Expiration Date:	May 23, 2008

THIS WARRANT CERTIFIES THAT for value received,                      or its registered assigns (hereinafter called the “Holder”) is entitled to purchase from Global ePoint, Inc. (hereinafter called the “Company”), the above referenced number of fully paid and nonassessable shares (the “Shares”) of common stock (the “Common Stock”), of Company, at the Warrant Price per Share referenced above; the number of shares purchasable upon exercise of this Warrant referenced above being subject to adjustment from time to time as described herein. This Warrant is issued in connection with that certain Subscription Agreement dated as of May 20, 2005, by and between the Company and Holder (the “Subscription Agreement”). The exercise of this Warrant shall be subject to the provisions, limitations and restrictions contained herein.

1.	Term and Exercise.

1.1 Term. Commencing 181 days after the Issuance Date, this Warrant is exercisable in whole or in part (but not as to any fractional share of Common Stock), at any time and from time to time after the date hereof prior to 6:00 p.m. on the Expiration Date set forth above.

1.2 Warrant Price. The Warrant shall be exercisable at the Warrant Price described above.

1.3 Maximum Number of Shares. The maximum number of Shares of Common Stock exercisable pursuant to this Warrant is Shares. However, notwithstanding anything herein to the contrary, in no event shall the Holder be permitted to exercise this Warrant for a number of Shares greater than the number that would cause the aggregate beneficial ownership of the Company’s Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of the Holder and its affiliates to equal 9.99% of the Company’s Common Stock then outstanding.

1.4 Procedure for Exercise of Warrant. Holder may exercise this Warrant by delivering the following to the principal office of the Company in accordance with Section 5.1 hereof: (i) a duly executed Notice of Exercise in substantially the form attached as Schedule A, (ii) payment of the Warrant Price then in effect for each of the Shares being purchased, as designated in the Notice of Exercise, and (iii) this Warrant. Payment of the Warrant Price may be by certified or official bank check payable to the order of the Company, or wire transfer of funds to the Company’s account (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased.

1.5 Delivery of Certificate and New Warrant. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, together with any other securities or other property which the Holder is entitled to receive upon exercise of this Warrant, shall be delivered to the Holder hereof, at the Company’s expense, within a reasonable time, not exceeding fifteen (15) calendar days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of Shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was received by the Company in accordance with this Section, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is on a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

1.6 Restrictive Legend. Each new or replacement Warrant delivered pursuant to Section 1.5 and certificate for Shares shall bear a restrictive legend in substantially the form as follows, together with any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Shares may, at the time of such exercise, be listed:

The shares of stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred (“transferred”) in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless, in the opinion of counsel for the Holder thereof (which opinion shall be reasonably satisfactory to the Company), the securities represented thereby are not, at such time, required by law to bear such legend.

1.7 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant. In the event of a fractional interest, the number of Shares to be issued shall be rounded down to the nearest whole Share.

2.	Representations, Warranties and Covenants.

2.1 Representations and Warranties. As of the date of this Warrant:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all necessary power and authority to perform its obligations under this Warrant;

(b) The execution, delivery and performance of this Warrant has been duly authorized by all necessary actions on the part of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

(c) This Warrant does not violate and is not in conflict with any of the provisions of the Company’s Articles of Incorporation or Certificate of Determination, Bylaws and any resolutions of the Company’s Board of Directors or stockholders, or any agreement of the Company, and no event has occurred and no condition or circumstance exists that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation or conflict.

2.2 Issuance of Shares. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant or any Common Stock or certificates therefor issuable upon the exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise in full of the rights represented by this Warrant. If at any time the number of authorized but unissued shares of Common Stock of the Company shall not be sufficient to effect the exercise of the Warrant in full, subject to the limitations set forth in Section 1.3 hereto, then the Company will take all such corporate action as may, in the opinion of counsel to the Company, be necessary or advisable to increase the number of its authorized shares of Common Stock as shall be sufficient to permit the exercise of the Warrant in full, subject to the limitations set forth in Section 1.3 hereto, including without limitation, using its best efforts to obtain any necessary stockholder approval of such increase. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange or the Nasdaq Stock Market, the Company will, if permitted by the rules of such exchange or market, list and keep listed on such exchange or market, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

3.	Other Adjustments.

3.1 Subdivision or Combination of Shares. In case the Company shall at any time subdivide its outstanding Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of Shares subject to this Warrant shall be proportionately increased, and conversely, in case the outstanding Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Shares subject to this Warrant shall be proportionately decreased.

3.2 Dividends in Common Stock, Other Stock or Property. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

(a) Common Stock, Options or any shares or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

(b) any cash paid or payable otherwise than as a regular cash dividend; or

(c) Common Stock or additional shares or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above) and additional shares, other securities or property issued in connection with a Change (as defined below) (which shall be covered by the terms of Section 3.4 below), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

3.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the share capital of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities or other assets or property (a “Change”), then, as a condition of such Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding Common Stock which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such Change. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 3.3 shall similarly apply to successive Changes.

4.	Ownership and Transfer.

4.1 Ownership of This Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 4.

4.2 Transfer and Replacement. Subject to compliance with applicable federal securities laws, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of the Holder, if a partial transfer is effected) shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company in accordance with Section 5.1 hereof. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or

GEPT Warrant – Monarch Pointe Fund, Ltd.	Page 2

destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Warrant, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than income taxes and stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder. Holder will not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws and except after providing evidence of such compliance reasonably satisfactory to the Company.

5.	Miscellaneous Provisions.

5.1 Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered or forwarded to the Holder at                         , Attention:                          (Facsimile No.                         ), or to such other address or number as shall have been furnished to the Company in writing by the Holder, with a copy to                                  Attention                          (Facsimile No.                         ). Any notice or other document required or permitted to be given or delivered to the Company shall be delivered or forwarded to the Company at 339 South Cheryl Lane, City of Industry, California 91789, Attention Toresa Lou, with a copy to Preston, Gates & Ellis, LLP, 1900 Main Street, Suite 600, Irvine, California 92614, Attention: Dan Donahue, or to such other address or number as shall have been furnished to Holder in writing by the Company.

5.2 All notices, requests and approvals required by this Warrant shall be in writing and shall be conclusively deemed to be given (i) when hand-delivered to the other party, (ii) when received if sent by facsimile at the address and number set forth above; provided that notices given by facsimile shall not be effective, unless either (a) a duplicate copy of such facsimile notice is promptly given by depositing the same in the mail, postage prepaid and addressed to the party as set forth below or (b) the receiving party delivers a written confirmation of receipt for such notice by any other method permitted under this paragraph; and further provided that any notice given by facsimile received after 3:00 p.m. (recipient’s time) or on a non-business day shall be deemed received on the next business day; (iii) five (5) business days after deposit in the United States mail, certified, return receipt requested, postage prepaid, and addressed to the party as set forth below; or (iv) the next business day after deposit with an international overnight delivery service, postage prepaid, addressed to the party as set forth below with next business day delivery guaranteed; provided that the sending party receives confirmation of delivery from the delivery service provider.

5.3 No Rights as Shareholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company except upon exercise in accordance with the terms hereof. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.4 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California, without giving effect to the conflict of law principles thereof.

5.5 Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets and/or securities. All of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

5.6 Waiver, Amendments and Headings. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (either generally or in a particular instance and either retroactively or prospectively). The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

5.7 Jurisdiction. Each of the parties irrevocably agrees that any and all suits or proceedings based on or arising under this Agreement may be brought only in and shall be resolved in the federal or state courts located in the City of Los Angeles, California and consents to the jurisdiction of such courts for such purpose. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in any such court. Each of the parties further agrees that service of process upon such party mailed by first class mail to the address set forth in Section 9 shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect the right of either party to serve process in any other manner permitted by law. Each of the parties agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

5.8 Attorneys’ Fees and Disbursements. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees and disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

GEPT Warrant – Monarch Pointe Fund, Ltd.	Page 3

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this 23rd day of May, 2005.

COMPANY:	GLOBAL EPOINT, INC.

By
	Print Name:	Toresa Lou
	Title:	Chief Executive Officer

GEPT Warrant – Monarch Pointe Fund, Ltd.	Page 4

SCHEDULE A

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO EXERCISE THE WITHIN WARRANT

The undersigned hereby elects to purchase              shares of Common Stock (the “Shares”) of Global ePoint, Inc. under the Warrant to Purchase Common Stock dated May 23, 2005, which the undersigned is entitled to purchase pursuant to the terms of such Warrant. The undersigned has delivered $                    , the aggregate Warrant Price for              Shares purchased herewith, in full in cash or by certified or official bank check or wire transfer.

Please issue a certificate or certificates representing such shares of Common Stock in the name of the undersigned or in such other name as is specified below and in the denominations as is set forth below:

[Type Name of Holder as it should appear on the stock certificate]

[Requested Denominations – if no denomination is specified, a single certificate will be issued]

The initial address of such Holder to be entered on the books of Company shall be:

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for his own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

By:

Print Name:

Title:

Dated:

FORM OF ASSIGNMENT

(ENTIRE)

[To be signed only upon transfer of entire Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto                      all rights of the undersigned under and pursuant to the within Warrant, and the undersigned does hereby irrevocably constitute and appoint                      Attorney to transfer the said Warrant on the books of                     , with full power of substitution.

[Type Name of Holder]

By:
Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond exactly to the name as written upon the face of the within Warrant, without alteration or enlargement or any change whatsoever.

FORM OF ASSIGNMENT

(PARTIAL)

[To be signed only upon partial transfer of Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto                          (i) the rights of the undersigned to purchase                      shares of Common Stock under and pursuant to the within Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the within Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis. The undersigned does hereby irrevocably constitute and appoint                      Attorney to transfer the said Warrant on the books of Global ePoint, Inc., with full power of substitution.

[Type Name of Holder]

By:
Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond exactly to the name as written upon the face of the within Warrant, without alteration or enlargement or any change whatsoever.

Exhibit B

Certificate of Designation of

Series B Convertible Preferred Stock

of

Global ePoint, Inc.

[LOGO]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity #
C2721-1990
Document Number:
20050220517-24

Date Filed:
6/8/2005 3:37:47 PM
	Certificate of Designation	In the office of
	(PURSUANT TO NRS 78.1955)	/s/ DEAN HELLER
Dean Heller
Secretary of State

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation

For Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1.	Name of corporation:

Global ePoint Inc.

2.	By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

SERIES B CONVERTIBLE PREFERRED STOCK – Fifty-five Thousand (55,000) SHARES:

RESOLVED, that a series of Preferred Stock in the Corporation, having the rights, preferences, privileges and restrictions, and the number of shares constituting such series and the designation of such series, set forth below be, and it hereby is, authorized by the Board of Directors of the Corporation pursuant to authority given by the Corporation’s Certificate of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the Determinations, of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred stock as follows:

(a) Determination. The series of Preferred stock is hereby designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

(b) Authorized Shares. The number of authorized shares constituting the Series B Preferred Stock shall be Fifty-five thousand (55,000) shares of such series.

(c) Dividends. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends and to the extent remitted by applicable law, the holders of the Series B Preferred Stock shall be entitled to …*

*	CONTINUED ON THE ATTACHED

3.	Effective date of filing (optional): _____________________________________________________________________

(must not be later than 90 days after the certificate is filed )

4. Officer Signature:	/s/ JOHN PAN
John Pan, President

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.	____________________ ___________________

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

Global ePoint, Inc.

a Nevada corporation

The undersigned, John Pan certifies that:

1. He is the duly acting President and Secretary of Global ePoint, Inc., a corporation organized and existing under the Corporation Code of the State of Nevada (the “Corporation”).

2. Pursuant to authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 78.1955 of the General Corporation Law of Nevada, said Board of Directors, has previously designated the Corporation’s Series A Convertible Preferred Stock (“Series A Preferred Stock”).

3. Pursuant to authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 78.1955 of the General Corporation Law of Nevada, said Board of Directors, pursuant to a unanimous written consent effective as of May 11, 2005, adopted a resolution establishing the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation’s Series B Convertible Preferred Stock, which resolution is as follows:

RESOLVED, that a series of Preferred Stock in the Corporation, having the rights, preferences, privileges and restrictions, and the number of shares constituting such series and the designation of such series, set forth below be, and it hereby is, authorized by the Board of Directors of the Corporation pursuant to authority given by the Corporation’s Certificate of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the Determinations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred Stock as follows:

(a) Determination. The series of Preferred Stock is hereby designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

(b) Authorized Shares. The number of authorized shares constituting the Series B Preferred Stock shall be Fifty-Five Thousand (55,000) shares of such series.

(c) Dividends. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends and to the extent permitted by applicable law, the holders of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

(d) Liquidation Preference.

(i) Preference upon Liquidation, Dissolution or Winding Up. In the event of any dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each outstanding share of Series B Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital, surplus or earnings, an amount equal to $100.00 (the “Series B Purchase Price”) per share of Series B Preferred Stock held (as adjusted for any stock splits, stock dividends or recapitalizations of the Series B Preferred Stock) and any declared but unpaid dividends on such share, before any payment shall be made to the holders of the Common Stock, or any other stock of the Corporation ranking junior to the Series B Preferred Stock with regard to any distribution of assets upon liquidation, dissolution or winding up of the Corporation. The holders of the Series A Preferred Stock and Series B Preferred Stock, and the holders of any other shares of stock on parity with the Series B Preferred Stock, shall be entitled to share in any distribution which is not sufficient to pay in full the aggregate of the amounts payable thereon. If, upon any liquidation, dissolution or winding up of the Corporation, the assets to be distributed to the holders of the Series A Preferred Stock and Series B Preferred Stock, and the holders of any other shares of stock on parity with the Series B Preferred Stock, shall be insufficient to permit payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to shareholders shall be distributed to the holders of Series A Preferred Stock and Series B Preferred Stock, and the holders of any other shares of stock on parity with the Series B Preferred Stock, ratably, in accordance with the respective preferential amounts payable on such stock. Each holder of the Series B Preferred Stock shall be entitled to receive that portion of the assets available for distribution to the holders of the Series B Preferred Stock as the number of outstanding shares of Series B Preferred Stock held by such holder bears to the total number of shares of Series B Preferred Stock. Such payment shall constitute payment in full to the holders of the Series B Preferred Stock upon the liquidation, dissolution or winding up of the Corporation. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Series B Preferred Stock, so as to be available for such payment, such holders of Series B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

(ii) Consolidation, Merger and Other Corporate Events. A consolidation or merger of the Corporation (except into or with a subsidiary corporation) or a sale, lease, mortgage, pledge, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation or any reclassification of the stock of the Corporation (other than a change in par value or from no par to par, or from par to no par or as the result of an event described in subsection (v), (vi), (vii) or (viii) of paragraph (f)), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (d), provided, however, in the case of a merger, if (a) the Corporation is the surviving entity, (b) the Corporation’s shareholders hold a majority of the shares of the surviving entity, and (c) the Corporation’s directors hold a majority of the seats on the board of directors of the surviving entity, then such merger shall not be regarded as a liquidation, dissolution or winding up within the meaning of this paragraph (d). In no event shall the issuance of new classes of stock, whether senior, junior or on a parity with the Series B Preferred Stock, or any stock splits, be deemed a “reclassification” under or otherwise limited by the terms hereof.

(iii) Distribution of Cash and Other Assets. In the event of a liquidation, dissolution or winding up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to a distribution of cash and/or assets equal to the value of the liquidation preference stated in subsection (i) of this paragraph (d), which valuation shall be made solely by the Board of Directors, and provided that such Board of Directors was acting in good faith, shall be conclusive.

(iv) Distribution to Junior Security Holder. After the payment or distribution to the holders of the Series B Preferred Stock of the full preferential amounts aforesaid, the holders of Series B Preferred Stock shall have no further rights in respect at such Series B Stock which shall become null and void, and the holders of the Common Stock then outstanding, or any other stock of the Corporation ranking as to assets upon liquidation, dissolution or winding up of the Corporation junior to the Series B Preferred Stock, shall be entitled to receive ratably all of the remaining assets of the Corporation.

(v) Preference; Priority. References to a stock that is “senior” to, on a “parity” with or “junior” to other stock as to liquidation shall refer, respectively, to rights of priority of one series or class of stock over another in the distribution of assets on any liquidation, dissolution or winding up of the Corporation. With regard to rights and payments upon liquidation, the Series B Preferred Stock shall be senior to the Common Stock of the Corporation, on parity with the Series A Preferred Stock and junior to any subsequent series of Preferred Stock issued by the Corporation.

(e) Voting Rights. Except as otherwise required by law, the holder of shares of Series B Preferred Stock shall not have the right to vote on matters that come before the shareholders.

(f) Conversion Rights. The holders of Series B Preferred Stock will have the following conversion rights:

(i) Right to Convert. Subject to and in compliance with the provisions of this paragraph (f), any issued and outstanding shares of Series B Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and non-assessable shares of Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein; provided, that a holder of Series B Preferred Stock may at any given time convert only up to that number of shares of Series B Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Corporation’s Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of (a) such holder and all persons affiliated with such holder, or (b) M.A.G. Capital, LLC and its affiliates, is not more than 9.99% of the Corporation’s Common Stock then outstanding.

(ii) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, and shall give written notice to the Corporation at such office in the form attached hereto as Annex C (the “Conversion Notice”) that he elects to convert the same and shall state therein the number of shares of Series B Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder of Series B Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted and delivery of the Conversion Notice to the Corporation, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date to the extent permitted by applicable law.

(iii) Conversion Price. The number of shares into which one share of Series B Preferred Stock shall be convertible shall be determined by dividing the Series B Purchase Price by the then existing Conversion Price (as set forth below) (the “Conversion Ratio”). The “Conversion Price” per share for the Series B Preferred Stock shall be equal to $2.80 per share. The Conversion Price shall be adjusted upon the occurrence of any event in paragraph (f) (v)-(ix).

(iv) Mandatory Conversion. Subject to the conditions set forth in this subpart (iv), the Corporation, at its option, may by delivery of written notice to a holder of Series B Preferred Stock convert all, or a portion, of the then outstanding Series B Preferred Stock held by such holder into Common Stock, at the Conversion Ratio then in effect. The conversion shall be effective on the fifth day following the holder’s receipt of written notice from the Corporation. Notwithstanding the foregoing the Corporation shall not be permitted to effect a mandatory conversion hereunder unless (i) as a result, the holder and its affiliates shall be holders of record of outstanding shares of Common Stock of no more than 9.99% of the total shares of Common Stock outstanding as of such time, (ii) the Common Stock to be issued upon conversion of the Series B Preferred Stock shall be registered; and (iii) the closing price of the Common Stock for the 20 preceding trading days is equal to or greater than $3.75 per share (as adjusted for any subdivisions or combinations of the outstanding Common Stock). For purposes of calculating the record ownership of the outstanding shares of Common Stock held of record by the holder and its affiliates, the records maintained by the transfer agent and registrar for the Common Stock shall be the exclusive source considered for purposes of determining share ownership and the holder’s affiliates shall be deemed to consist exclusively of such parties identified to the Corporation in writing from time to time.

(v) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time, or from time to time after the date shares of the Series B Preferred Stock are first issued (the “Original Issue Date”), effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately prior thereto shall be proportionately decreased, and conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph (f)(v) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(vi) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter, the Conversion Price shall be adjusted pursuant to this paragraph (f)(vi) as of the time of actual payment of such dividends or distributions.

(vii) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph (f) with respect to the rights of the holders of the Series B Preferred Stock.

(viii) Adjustment for Reclassification Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (f)), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(ix) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (f)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of such Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (f) with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph (f) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(x) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price or the securities issuable upon conversion of the Series B Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and the Corporation’s Chief Financial Officer shall prepare and sign a certificate showing such adjustment or readjustment, and shall mail such certificate by first class mail, postage prepaid, to each registered holder of the Series B Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(xi) Notices of Record Date. In the event of (A) any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation or any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Preferred Stock at least 10 days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (3) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares, of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(xii) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round down to the nearest whole number.

(xiii) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock,

One Million Seven Hundred Eighty-Five Thousand Seven Hundred Fourteen (1,785,714) shares of Common Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to Such number of shares as shall be sufficient for such purpose.

(xiv) Notices. Any notice required by the provisions of this paragraph (f) to be given to the holders of shares of Series B Preferred Stock shall be deemed given (A) if deposited in the United States mail, postage prepaid, or (B) if given by any other reliable or generally accepted means (including by facsimile or by a nationally recognized overnight courier service), in each case addressed to each holder of record at his address (or facsimile number) appearing on the books of the Corporation.

(xv) Payment of Taxes. The Corporation will pay all transfer taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock.

(xvi) No Dilution or Impairment. The Corporation shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, without the approval of a majority of the then outstanding Series B Preferred Stock.

(g) No Re-issuance of Preferred Stock. Any shares of Series B Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the shares of Series B Preferred Stock that the Corporation shall be authorized to issue. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any certificate of Determination creating a series of Preferred Stock or any similar stock or as otherwise required by law.

(h) Severability. If any right, preference or limitation of the Series B Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

3. The number of authorized shares of Preferred Stock of the Corporation is 2,000,000 and the number of shares of Series B Stock, none of which has been issued, is 55,000.

Each of the undersigned declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge. Executed at City of Industry, California, on this 16th day of May, 2005.

/s/ JOHN PAN
Name:	John Pan
Title:	President and Secretary

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Series B Convertible Preferred Stock, no par value per share (the “Series B Preferred Stock”) of Global ePoint, Inc., a Nevada corporation (the “Company”) into shares of common stock, $0.03 par value per share (the “Common Stock”), of the Company according to the conditions hereof, as of later of the date of the Company’s receipt of this Notice, together with the certificate representing the shares of Series B Preferred Stock to be converted, or such later date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and deliver such certificates and opinions as reasonably requested by the Company in accordance therewith.

By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section (f)(i) of the Certificate of Designations for the Series B Preferred Stock.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be issued:

Shares to be issued in the name of:

Holder:

Authorized Signature:

Name:

Title:

Address:

Exhibit C

Legal Opinion

May     , 2005

Ladies and Gentlemen:

We have acted as counsel to Global ePoint, Inc., a Nevada corporation (the “Company”), in connection with the sale by the Company to you (collectively, the “Purchasers”), of an aggregate of 15,000 shares (the “Shares”) of the Company’s Series B Preferred stock, no par value per share (“Preferred Stock”), and the issuance by the Company to you of warrants (the “Warrants”) to purchase up to 267,857 shares of the Company’s Common Stock, $.03 par value (“Common Stock”), pursuant to that certain Subscription Agreement dated as of May 16, 2005 by and among the Company and the Purchasers (the “Subscription Agreement”). This opinion is being furnished to you pursuant to Section 3(b) of the Subscription Agreement. All terms used herein have the meanings defined for them in the Subscription Agreement unless otherwise defined herein.

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials, public filings and other documents we have deemed necessary or appropriate as a basis for the opinions expressed herein. As to various questions of fact relating to such opinions, we have relied solely upon the representations of the Company and the Purchasers contained in the Subscription Agreement or made to us in certificates of officers of the Company delivered at closing. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon and subject to the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with corporate power to own its properties and to conduct its business.

2. The Company has the corporate power to execute, deliver and perform the Transaction Documents, including the Exhibits thereto. The Transaction Documents have been duly authorized by all requisite corporate action by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their terms (subject to bankruptcy, equitable principles and other customary exceptions).

(a) The authorized capital stock of the Company consists of 2,000,000 shares of Preferred Stock, and 50,000,000 shares of Common Stock.

(b) The shares of the Company’s Series B Stock have been duly authorized and, upon issuance, delivery, and payment therefor in accordance with the Subscription Agreement, will be validly issued, fully paid and non-assessable.

(c) The shares of the Company’s Common Stock initially issuable upon conversion of the shares of Series B Stock sold have been duly authorized and reserved for issuance and, upon issuance and delivery upon conversion of the Series B Stock in accordance with the Certificate of Designation, will be validly issued, fully paid and non-assessable.

(d) The shares of the Company’s Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance, and upon issuance, delivery, and payment therefor in accordance with the Warrants, will be validly issued, fully paid and non-assessable.

3. The Company’s execution and delivery of the Transaction Documents and the issue and sale of the Series B Stock and the Warrants, on the terms and conditions set forth in the Subscription Agreement, will not, to our knowledge, violate any law of the United States or the State of Nevada, any rule or regulation of any governmental authority or regulatory body of the United States or the State of Nevada, or any provision of the Company’s Articles of Incorporation or Bylaws.

4. To our knowledge, no consent, approval, order or authorization of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the issuance and sale of the Series B Stock and the Warrants pursuant to the Transaction Documents, except such as have been obtained or made and such as may be required under applicable securities laws.

5. The offer and sale of the Series B Stock and the Warrants pursuant to the terms of the Subscription Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of California securities statutes and regulations.

6. We know of no pending or overtly threatened action, proceeding or governmental investigation with respect to the Company’s sale of Series B Stock and Warrants pursuant to the Transaction Documents.

In addition to the qualifications and limitations set forth above, the opinions expressed herein are subject to the following qualifications and limitations:

(a) We express no opinion with respect to laws other than those of the State of California, the State of Nevada and the federal securities laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b) To the extent that this opinion relates to the enforceability of the Transaction Documents, the opinion is subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the rights of creditors generally or the availability or specific performance, injunctive relief and other equitable remedies, and to general principles of equity, whether in a proceeding in equity or at law.

(c) We express no opinion as to the validity or enforceability of indemnification or contribution provisions of the Transaction Documents, including the Registration Rights Agreement.

(d) Where we render an opinion based upon factual matters “to our knowledge” or that “we know of” or similar expressions, it is based upon the actual knowledge of this firm’s attorneys who have devoted substantive legal attention as counsel to the Company solely in connection with the Subscription Agreement and the transactions contemplated thereby, and without any independent investigation of any underlying facts or situations.

(e) In giving the opinions expressed in paragraph nos. 3, 4 and 5 above, we have assumed that (i) neither the Company nor any person acting on its behalf offered or sold the Shares and Warrants by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Act; and (ii) the representations and warranties of the Purchasers and MAG in the Subscription Agreement and all Exhibits thereto executed by the Purchasers are true and accurate in all respects.

This letter constitutes our opinions only and shall not be deemed a guarantee of the matters set forth herein. We are furnishing this letter to you solely for your benefit in connection with the above-described transaction. It is not to be used, circulated, quoted or otherwise referred to for any other purpose, and no one other than you is entitled to rely on this opinion. This letter speaks only as of the date above written, and we hereby expressly disclaim any duty to update any of the statements made herein.

Very truly yours,

Exhibit D

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

AGREEMENT dated as of May 16, 2005, between M.A.G. Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd. (collectively, the “Funds”) and M.A.G. Capital, LLC (“MAG”) (the Funds and MAG are referred to individually as a “Holder” and collectively as the “Holders”), and Global ePoint, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Funds have purchased, for an aggregate of $1,500,000, an aggregate of 15,000 shares of Series B Convertible Preferred Stock (the “Series B Stock”) from the Company, and have the right to cause their Series B Stock to be converted into shares of Common Stock, $.03 par value (the “Common Stock”), of the Company, pursuant to the conversion formula set forth in the Certificate of Determination;

WHEREAS, each Fund and MAG have acquired Warrants (together, the “Warrants”) from the Company, pursuant to which the Holders have the right to purchase in the aggregate up to 267,857 shares of the Common Stock through the exercise of the Warrants;

WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the shares of Common Stock issuable upon the conversion of the Series B Stock and the exercise of the Warrants.

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. Registrable Securities. As used herein the terms “Registrable Security” means each of the shares of Common Stock (i) issued upon the conversion of the Series B Stock (the “Conversion Shares”) or (ii) upon exercise of the Warrants (the “Warrant Shares”), provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination that (a) it has been effectively registered under the Securities Act of 1933, as amended (the “Securities Act”), and disposed of pursuant thereto, or (b) registration under the Securities Act is no longer required for the immediate public distribution of such security. The term “Registrable Securities” means any and/or all of the securities falling within the foregoing definition of a “Registrable Security.” In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

2. Registration.

(a) The Company shall file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within forty-five (45) days after the date of this Agreement in order to register the resale of the Registrable Securities under the Securities Act (the “Filing Due Date”); provided, however, in the event that the Company is unable to obtain audited financial statements from Astrophysics, Inc. for inclusion in the Registration Statement on or before 40 days after the date of this Agreement, then the Filing Due Date shall be 75 days after the date of this Agreement. Once effective, the Company shall maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold, or (ii) the date that the Company receives an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise. The Holders will cooperate with the Company and its counsel in connection with any such determination by providing current information, at the request of the Company, concerning the Holders’ beneficial ownership of securities of the Company.

(b) The Company will initially include in the Registration Statement as Registrable Securities Eight Hundred Three Thousand Five Hundred Seventy-One (803,571) shares of Common Stock.

3. Covenants of the Company with Respect to Registration.

The Company covenants and agrees as follows:

(a) The Company shall use best efforts to cause the Registration Statement to become effective with the SEC as promptly as possible and in no event more than 90 days after filing the Registration Statement with the SEC (the “Effectiveness Due Date”); provided, however, in the event that the Company is unable to obtain audited financial statements from Astrophysics, Inc. for inclusion in the Registration Statement on or before 40 days after the date of this Agreement, the Effective Due Date shall be 100 days after the Registration Statement is filed with the SEC. If any stop order shall be issued by the SEC in connection therewith, the Company shall use best efforts to obtain promptly the removal of such order. Following the effective date of the Registration Statement, the Company shall supply one unbound of copy the definitive prospectus meeting the requirements of the Securities Act, and any supplements or amendments thereto, as shall be reasonably required by the Holder to permit the Holder to make a public distribution of the Holder’s Registrable Securities. The obligations of the Company hereunder with respect to the Holder’s Registrable Securities are subject to the Holder’s furnishing to the Company such appropriate information concerning the Holder, the Holder’s Registrable Securities and the terms of the Holder’s offering of such Registrable Securities as the Company may reasonably request in writing.

(b) The Company shall pay all costs, fees and expenses in connection with the Registration Statement filed pursuant to Section 2 hereof including, without limitation, the Company’s legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that each Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

(c) The Company will take all actions which may be required to qualify or register the Registrable Securities included in the Registration Statement for the offer and sale under the securities or blue sky laws of such states as are reasonably requested by each Holder of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

4. Additional Terms.

(a) The Company shall indemnify and hold harmless the Holders and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any Holder, any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Securities Act with respect to the registration of the Registrable Securities, any post-effective amendment to such registration statements, or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holders or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any Holder or underwriter within the meaning of the Securities Act and each officer, director, employee and agent of each Holder and underwriter; provided, however, that the indemnification in this Section 4(a) with respect to any prospectus shall not inure to the benefit of any Holder or underwriter (or to the benefit of any person controlling any Holder or underwriter) on account of any such loss, claim, damage or liability arising from the sale of Registrable Securities by the Holder or underwriter, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to such Holder or underwriter by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder or underwriter to the purchaser prior to such sale and provided further, that the Company shall not be obligated to so indemnify any Holder or any such underwriter or other person referred to above unless the Holder or underwriter or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter expressly for use therein.

(b) If for any reason the indemnification provided for in the preceding section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

(c) Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon any Holder any obligation to sell the Holder’s Registrable Securities.

(d) Each Holder, upon receipt of notice from the Company that an event has occurred which requires a Post-Effective Amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

(e) If the Company fails to keep the Registration Statement referred to above continuously effective during the requisite period, then the Company shall, promptly upon the request of any Holder, use best efforts to update the Registration Statement or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof.

(f) Each Holder agrees to provide the Company with any information or undertakings reasonably requested by the Company in order for the Company to include any appropriate information concerning the Holder in the Registration Statement or in order to promote compliance by the Company or the Holder with the Securities Act.

(g) Each Holder, on behalf of itself and its affiliates, hereby covenants and agrees not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” any securities of the Company, including, without limitation, shares of Common Stock that will be received as a result of the conversion of the Series B Stock or the exercise of the Warrants.

5. Governing Law. The Registrable Securities will be, if and when issued, delivered in California. This Agreement shall be deemed to have been made and delivered in the State of California and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of California, without giving effect to the choice of law rules thereof.

6. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holders.

7. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

9. Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile at the addresses set forth below.

If to MAG or Robinson Reed, Inc.:	M.A.G. Capital, LLC
Mercator Momentum Fund, LP Mercator Momentum Fund III, LP Monarch Pointe Fund, Ltd. 555 South Flower Street, Suite 4200 Los Angeles, CA 90071 Attention: David Firestone Facsimile No.: (213) 533-8285

With a copy to:	Sheppard Mullin Richter & Hampton LLP 333 South Hope Street 48th Floor Los Angeles, CA 90071-1448 Attention: David C. Ulich Telephone No.: (213) 620-1780 Facsimile No.: (213) 620-1398

If to the Company:	Global ePoint, Inc. 339 South Cheryl Lane City of Industry, CA 91789 Attention: Toresa Lou, Chief Executive Officer Telephone No.: (909) 869-1688 Facsimile No.: (909) 598-2936

With a copy to:	Preston, Gates & Ellis LLP 1900 Main Street, Suite 600 Irvine, CA 92614-7319 Attention: Daniel K. Donahue Telephone No.: (949) 253-0900 Facsimile No.: (949) 253-0902

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 3:00 p.m. on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 3:00 p.m. or on a date that is not a business day. Change of a party’s address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

10. Binding Effect; Benefits. Any Holder may assign its rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

11. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

12. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13. Jurisdiction. Each of the parties irrevocably agrees that any and all suits or proceedings based on or arising under this Agreement may be brought only in and shall be resolved in the federal or state courts located in the City of Los Angeles, California and consents to the jurisdiction of such courts for such purpose. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in any such court. Nothing herein shall affect the right of either party to serve process in any other manner permitted by law. Each of the parties agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

14. Attorneys’ Fees and Disbursements. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees and disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

Global ePoint, Inc.

By:	/s/ TORESA LOU
Name:	Toresa Lou
Its:	Chief Executive Officer

HOLDERS:

MERCATOR MOMENTUM FUND, L.P.

BY: M.A.G. CAPITAL, LLC
ITS: GENERAL PARTNER

By:	/s/ H. HARRY AHARONIAN
Name:	H. Harry Aharonian
Its:	Portfolio Manager

MERCATOR MOMENTUM FUND III, L.P.

BY: M.A.G. CAPITAL, LLC
ITS: GENERAL PARTNER

By:	/s/ H. HARRY AHARONIAN
Name:	H. Harry Aharonian
Its:	Portfolio Manager

MONARCH POINTE FUND, LTD.

By:	/s/ H. HARRY AHARONIAN
Name:	H. Harry Aharonian
Its:	Director

M.A.G. CAPITAL, LLC

By:	/s/ H. HARRY AHARONIAN
Name:	H. Harry Aharonian
Its:	Portfolio Manager